Calculation of Filing Fee Tables
F-10
Draganfly Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares, no par value	457(o)
		Other	Preferred Shares, no par value	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Equity	Units	457(o)
Fees to be Paid		Unallocated (Universal) Shelf		457(o)			$ 72,950,000.00	0.0001381	$ 10,074.40
Fees Previously Paid	1	Unallocated (Universal) Shelf		457(o)			$ 142,860,000.00		$ 19,728.97
			Total Offering Amounts:				$ 215,810,000.00		$ 29,803.37
			Total Fees Previously Paid:						$ 19,728.97
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,074.40
Offering Note
[1]	1) There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, and units of Draganfly Inc. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed US$72,950,000 (converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7295 which was the daily exchange rate as reported by the Bank of Canada on February 24, 2026, a date within 5 business days of filing this Registration Statement) and which are in addition to the C$200,000,000 of securities previously registered under the Registrant's Form F-10. Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. 2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A